UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2007

AVALON PHARMACEUTICALS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20358 Seneca Meadows Parkway, Germantown, Maryland		20876
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-556-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2007, Avalon Pharmaceuticals, Inc. ("Avalon" or the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with twenty accredited investors (the "Investors") for the sale of common stock and common stock purchase warrants in a private placement for a total purchase price of $20,000,000, all of which has been purchased by Investors. The Company paid total placement agent fees of $1,200,000 to two placement agents in connection with the private placement.

Pursuant to the Purchase Agreement, the Investors purchased a total of 3,838,772 shares of common stock at a purchase price of $5.21 per share. In addition, for each share of common stock purchased by an Investor in the private placement, the Company issued a warrant for 0.25 shares of its common stock, resulting in warrants for a total of 959,694 shares of the Company's common stock being issued to Investors. The exercise price of the warrants is $6.00 per share, subject to adjustment in the event of stock splits, stock dividends, combinations, recapitalizations and similar events affecting the Company's outstanding common stock. The exercise price of the warrants is also subject to a weighted-average antidilution adjustment in the event of certain dilutive stock issuances by the Company, subject to a maximum reduction of the exercise price to no less than $5.17 per share.

The shares of common stock and the warrants were issued in a private placement, were not registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. Pursuant to a registration rights agreement (the "Registration Rights Agreement") between Avalon and the Investors, also entered into on May 24, 2007, Avalon agreed to register for resale under the Securities Act the shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the warrants (collectively, the "Shares"). The Registration Rights Agreement also provides indemnification and contribution remedies to the Investors in connection with the resale of the Shares pursuant to such registration statement.

In addition, the Registration Rights Agreement provides that in the event Avalon has not filed with the Securities and Exchange Commission ("SEC") a registration statement with respect to the resale of the Shares before June 11, 2007 (the "Filing Deadline"), Investors shall be entitled to a liquidated damages payment in the amount of 1.5% of the total purchase price for the shares issued in the private placement for each 30-day period (pro rated for any lesser period) after the Filing Deadline during which such registration statement remains un-filed with the SEC, up to a maximum liquidated damages payment under this provision of 4.5% of the total purchase price. Further, the Registration Rights Agreement provides that in the event such registration statement is not declared effective by the SEC within 120 days after the filing of such registration statement with the SEC (the "Effectiveness Deadline"), Investors shall be entitled to a liquidated damages payment in the amount of 1.5% of the total purchase price for each 30-day period (pro rated for any lesser period) after the Effectiveness Deadline during which such registration statement has not been declared effective by the SEC, up to a maximum liquidated damages payment under this provision of 9.0% of the total purchase price.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Registration Rights Agreement and the form of warrant, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated into this report by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

The 3,838,772 shares of Avalon common stock and the warrants for 959,694 shares of the Company's common stock issued to the Investors in the private placement were issued in reliance on Section 4(2) under the Securities Act and Regulation D promulgated thereunder in a transaction not involving a public offering. Similarly, the shares of common stock issuable upon exercise of the warrants, when and if exercised, will be issued in reliance on Section 4(2) under the Securities Act and Regulation D promulgated thereunder in a transaction not involving a public offering.

Item 8.01 Other Events.

On May 25, 2007, the Company issued a press release in compliance with Rule 135c of the Securities Act relating to the Company's private placement of its common stock and common stock purchase warrants with accredited investors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) - Exhibits

Exhibit No. ............... Description
- 10.1 .......... Purchase Agreement, dated May 24, 2007.
- 10.2 .......... Registration Rights Agreement, dated May 24, 2007.
- 10.3 .......... Form of Common Stock Purchase Warrant, dated May 25, 2007.
- 99.1 .......... Press Release dated May 25, 2007.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON PHARMACEUTICALS, INC.

May 29, 2007	By:	/s/ Thomas G. David, Esq.

Name: Thomas G. David, Esq.
Title: General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement, dated May 24, 2007
10.2	Registration Rights Agreement, dated May 24, 2007
10.3	Form of Common Stock Purchase Warrant, dated May 25, 2007
99.1	Press Release dated May 25, 2007